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                                                                  EXHIBIT 10.5

                 CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP
                   1997 DISTRIBUTION EQUIVALENT RIGHTS PLAN

SECTION 1.   ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

     1.1 ESTABLISHMENT OF PLAN. Crown Pacific Management Limited Partnership, a Delaware limited partnership (the "Manager"), hereby establishes the CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP 1997 DISTRIBUTION EQUIVALENT RIGHTS PLAN (the "Plan"), for the benefit of certain key employees of the Manager. Subject to the terms and conditions provided herein, the Plan provides for rewarding participating key employees with a cash payment with respect to vested Distribution Equivalent Rights (as defined herein) granted hereunder, which are in tandem with the Participant's options ("Options") on Common Units in Crown Pacific Partners, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the Crown Pacific Management Limited Partnership 1994 Unit Option Plan ("Option Plan").

     1.2 PURPOSE. The purpose of the Plan is to help attract and retain the services of participating key employees, and further to align their interests with the interests of the partners of the Partnership, and to encourage such employees to increase operating profitability, with the ultimate goal of surpassing distribution objectives with respect to the Partnership's Common Units and Subordinated Units.

     1.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective as of January 1, 1997.

SECTION 2    DEFINITIONS

     2.1 DEFINITIONS. When used in the Plan, the following terms shall have the meanings specified below:

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          2.1.1     "Account" means a ledger account established for a
Participant which shall reflect, with respect to each year, the Distribution Amounts for such year that have not become vested and paid to the Participant. Distribution Amounts credited to an Account shall not be credited with interest.

          2.1.2 "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 9.

          2.1.3 "Board" means the Board of Control of the Manager, as constituted in accordance with the agreement of limited partnership of the Manager.

          2.1.4 "Common Unit" has the meaning assigned to such term in the Partnership Agreement.

          2.1.5 "Compensation Committee" means the Compensation Committee of the Board.

          2.1.6 "Disability" has the meaning assigned to such term in the Manager's long-term disability plan covering the Participant at the applicable time, or if no such plan exists, means a physical or mental disability that is reasonably expected to render the Participant incapable of performing his duties as an employee of the Manager for a period of six months within any twelve-month period.

          2.1.7 "Distribution Amount" means, with respect to any year, an amount equal to the cash distributions made by the Partnership with respect to a Common Unit for such year.

          2.1.8 "Distribution Equivalent Right" or "DER" means a right, in tandem with a specified Option, to receive a Distribution Amount.

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          2.1.9     "Distribution Date" means the 45th day following the end
of each calendar year or such other date as may be established by the Compensation Committee.

          2.1.10 "Involuntary Termination" means, with respect to any Participant, the termination of such Participant's employment by the Manager or Related Company for any reason whatsoever, other than a Termination for Cause.

          2.1.11 "Participant" means a key employee of the Manager designated as a Participant pursuant to Section 4.

          2.1.12 "Plan" means the Crown Pacific Management Limited Partnership 1997 Distribution Equivalent Rights Plan, as set forth herein and as amended from time to time.

          2.1.13 "Related Companies" means the Partnership, Crown Pacific Limited Partnership, a Delaware limited partnership, CP Air, Inc., an Oregon corporation, Yellowstone Trucking Limited Partnership, a Delaware limited partnership, and Klamath Northern Railway Co., an Oregon corporation, and any other entity in which the Partnership owns, directly or indirectly, now or in the future, 50% or more of the outstanding equity securities. The Manager shall not be treated as a Related Company.

          2.1.14 "Termination for Cause," with respect to any Participant, has the meaning assigned to such term in such Participant's employment agreement, if any, with the Manager, or if the Participant has no such employment agreement, means (i) any conviction of such Participant for a felony, (ii) any material breach by such Participant of a material agreement between such Participant and the Manager, and the Partnership or any Related Company, (iii) such Participant causes, directly and willfully, any material breach of the Partnership Agreement, the limited partnership agreement of the Manager or any Related Company, or the charter or bylaws of any

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Related Company, (iv) any conduct by such Participant materially injurious to the Partnership, any Related Company, or their respective businesses, (v) any failure by such Participant to comply with policies, procedures, or directives of the Board, provided that, except where such failure constitutes conduct materially injurious to the Partnership, any Related Company, or their respective businesses, such Participant shall first be given notice from the Board of such failure and such failure shall not have been cured within three days after such notice or, if such failure is not capable of being cured within three days, such Participant shall not have commenced and be diligently pursuing in good faith efforts to cure such default, or (vi) any fraud, dishonesty, misappropriation of funds, embezzlement, or other similar acts of misconduct by such Participant with respect to the Partnership.

     SECTION 3 ADMINISTRATION

     3.1 ADMINISTRATION. The Compensation Committee shall be responsible for the administration of the Plan. The Compensation Committee is authorized
(i) to designate the key employees of the Manager eligible to become Participants in the Plan, (ii) to designate the Options with respect to which Distribution Equivalent Rights are granted, so long as the Options were not issued prior to January 1, 1997, (iii) to interpret and construe any provision of the Plan, (iv) to determine eligibility and benefits under the Plan, (v) to prescribe, amend, and rescind rules and regulations relating to the Plan, (vi) to adopt such forms as it may deem appropriate for the administration of the Plan, (vii) to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Manager, and
(viii) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by

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the Compensation Committee under the Plan shall be final and binding for all purposes and upon all persons. A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee, shall be deemed acts of the Compensation Committee.

     3.2 INDEMNIFICATION OF COMPENSATION COMMITTEE. The Manager and the Partnership shall indemnify, protect, defend and hold harmless each member of the Compensation Committee (which, for purposes of this Section 3.2, includes any employee of the Manager or a Related Company to whom the Compensation Committee has delegated any responsibility in the administration of the Plan) against any and all claims, losses, damages, expenses, including, without limitation, counsel fees incurred by the Compensation Committee, and liability, including, without limitation, any amounts paid in settlement with the Manager's approval, arising from the member's or the Compensation Committee's determination, action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Manager of any claim asserted against the Compensation Committee member, which notice, in the event of a lawsuit, shall be given within 10 days after receipt by the Compensation Committee member, and (ii) the timely receipt by the Manager of an offer from the Compensation Committee member of an opportunity for the Partnership to participate in the settlement or defense of such claim.

     3.3 RELIANCE BY COMPENSATION COMMITTEE. The Compensation Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan

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and may rely upon any opinion received from any such counsel or consultant.
Expenses incurred by the Compensation Committee in the engagement of such counsel, consultant, or agent shall be paid by the Partnership. No member or former member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any rights granted herein.

     3.4 COST. Although the Plan is maintained by the Manager for administrative convenience, all expenses and costs associated with the Plan, including, without limitation, the cost of administration and the cost of funding the benefits to be provided by the Plan, shall be borne by the Partnership. All economic benefits and burdens will accrue to and be incurred by the Partnership, and the Manager shall have no opportunity to profit from the operation of the Plan.

     SECTION 4 ELIGIBILITY AND PARTICIPATION

     4.1  ELIGIBILITY.  Any employee of the Manager or a Related Company who
(i) is not a member of the Compensation Committee and (ii) has Options outstanding under the Option Plan shall be eligible to be a Participant. DERs may be granted to the same employee on more than one occasion.

     4.2 GRANTS. Grants of DERs shall be made by the Compensation Committee to such eligible employees as it may determine from time to time and shall be evidenced by such form of agreement as the Compensation Committee may approve. Each grant shall specify the Option with respect to which the granted DER relates.

     SECTION 5 TERMS OF DERS

     5.1 VESTING/TERMINATION OF DERS. Each DER will be or become vested, as the case may be, to the same extent as the Option to which it relates is vested or becomes vested under the Option

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Plan.  Each DER shall automatically terminate upon the earlier of the
Distribution Date that coincides with or next follows the sixth anniversary of the grant date of the DER Option, or the date the tandem Option is exercised or terminates.

     5.2 ANNUAL PAYMENT AND/OR CREDITING OF DER AMOUNTS. Subject to Section 5.4, on each Distribution Date each Participant who is an employee of the Manager or a Related Company on such date:

          (a) shall be immediately paid the vested portion of the Participant's Distribution Amounts for such year in cash;

          (b) shall have credited to the Participant's Account the nonvested portion of the Distribution Amounts for such year; and

          (c) shall be immediately paid in cash the portion of any Distribution Amount credited to the Participant's Account as of a previous Distribution Date that has become vested as of the current Distribution Date.

     5.3 TERMINATION OF EMPLOYMENT. All DERs and all amounts credited to a Participant's Account shall be immediately canceled unpaid on the date the Participant ceases to be an employee of the Manager and its Related Companies, with the exception that if a Participant ceases to be an employee as a result of death, Disability or an Involuntary Termination, all amounts then credited to his Account shall be immediately paid to the Participant in cash.

     5.4 LIMITATIONS ON ANNUAL DISTRIBUTION AMOUNTS. Notwithstanding anything in this Plan to the contrary, no Distribution Amounts shall be paid to a Participant or credited to a Participant's Account on a Distribution Date unless the Available Cash (as defined in the Partnership Agreement) of the Partnership with respect to the applicable year is sufficient to pay the sum of (1) all

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distributions with respect to the Common Units and Subordinated Units for such year in an amount equal to the distribution goal established by the Compensation Committee with respect to such year ("Unit Distributions") and
(2) all Distribution Amounts for such year. In the event the Available Cash is sufficient to pay all Unit Distributions, but not all Distribution Amounts, the Distribution Amounts shall be reduced prorata for such year.

     5.5 ELECTIVE DEFERRALS. A Participant may be given an election to defer all or part of a Distribution Amount otherwise payable on such terms as the Manager may from time to time determine.

     SECTION 6  DURATION OF PLAN

     Subject to Section 8, the Plan shall remain in effect until December 31, 2010.

     SECTION 7 WITHHOLDING OF TAXES

          The Manager and Related Companies shall withhold from any amounts payable to a Participant hereunder an amount sufficient to satisfy all federal, state, local and other withholding tax requirements.

     SECTION 8 TERMINATION AND AMENDMENT

     Except as specifically set forth herein, the Plan may be terminated at any time or amended from time to time in any respect by the Board. Notwithstanding anything to the contrary contained herein, no amendment or termination shall be made that would materially and adversely affect or diminish the rights of any Participant with respect to any DERs or amounts credited to his Account, without such Participant's prior written consent; provided that the Manager may amend the Plan from time to time in such a manner as may be necessary to avoid having the Plan being subject to the Employment Retirement Income Security Act of 1974, as amended. A Participant's incurring

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any income tax liability as a result of an amendment or the termination of the Plan shall not be considered to materially and adversely affect or diminish the rights of a Participant.

     SECTION 9 BENEFICIARIES, PERMITTED TRANSFEREES, AND OTHER PAYEES

     9.1 DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Compensation Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Compensation Committee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Compensation Committee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, the Participant's Beneficiary shall be the Participant's estate.

     9.2 NONTRANSFERABILITY. Except as provided in Section 9.1, no DER or Account, any interest therein, or any other interest or right of a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (except by will or by the applicable laws of descent and distribution), or in any matter be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto, or be subject to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, and bankruptcy.

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     9.3  INCAPACITY OF PARTICIPANT OR BENEFICIARY.  If the Compensation
Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may, in the sole discretion of the Compensation Committee, be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Manager under the provisions of the Plan.

     SECTION 10     RIGHTS OF EMPLOYMENT

     Nothing in this Plan shall interfere with or limit in any way the right of the Manager or any Related Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Manager or any Related Company.

     SECTION 11     REQUIREMENTS OF LAW AND GOVERNING LAW

     11.1 REQUIREMENTS OF LAW. The transfer of Common Units issued under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.2 GOVERNING LAW. The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Oregon.

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